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                                                                    EXHIBIT 10.1

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                              ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE

         The purpose of this Platinum Underwriters Holdings, Ltd. Annual Incentive Plan is to attract, retain and motivate officers and select managers of the Company by providing them with an opportunity to earn annual incentive compensation based on the performance of the Company. The Plan is designed to promote the interests of the Company and its shareholders by motivating superior performance by key personnel to achieve the Company's objectives.

SECTION 2. DEFINITIONS

         The following capitalized words as used herein shall have the following meanings:

         (a) "Annual Base Salary" means the base salary per annum in effect as of the end of the Plan Year, disregarding any deferrals, offsets or withholdings from base salary.

         (b) "Award" means an award granted to a Participant under the Plan subject to such terms and conditions as the Committee may establish under the terms of the Plan.

         (c)      "Board" means the Board of Directors of Holdings.

         (d) "Cause" means (i) a Participant's willful and continued failure to substantially perform such Participant's duties as an employee of the Company; (ii) a Participant's conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude; or (iii) a Participant's engagement in any malfeasance or fraud or dishonesty of a substantial nature in connection with such Participant's position with the Company, or other willful act that materially damages the reputation of the Company; provided, however, no such act, omission or event shall be treated as "Cause" unless the Participant has been provided a detailed, written statement of the basis for the Company's belief that such act, omission or event constitutes "Cause" and has had at least a thirty (30) day period to take corrective action. For purposes of this definition, no act or failure to act will be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the action was in the best interests of the Company. Notwithstanding the foregoing, if a Participant has entered into an employment agreement with the Company, "Cause" shall have the meaning set forth in such agreement as of the date of the Participant's termination.

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         (e)      "Change in Control" shall have the meaning set forth in the
Share Incentive Plan, as in effect on the relevant date of determination.

         (f) "Charter" means the Charter of the Compensation Committee of the Board, as in effect from time to time.

         (g) "Committee" means the Compensation Committee of the Board, or such other committee of the Board that the Board shall designate from time to time to administer the Plan.

         (h) "Common Shares" means the common shares, par value $0.01 per share, of the Company.

         (i)      "Company" means Holdings and its subsidiaries.

         (j) "Disability" means a long-term disability within the meaning of the Company's Group Long-term Disability Insurance Program.

         (k) "Good Reason" means (i) the Company reduces a Participant's Annual Base Salary or Target Bonus Percentage without such Participant's express written consent; (ii) the Company reduces the scope of a Participant's duties, responsibilities or authority without such Participant's express written consent; or (iii) the Company requires a Participant to be principally based other than in the office of the Company where such Participant is based; provided, however, that if a Participant voluntarily consents to any reduction or change described above in lieu of exercising such Participant right to resign for Good Reason and delivers such consent to the Company in writing, then such reduction, transfer or change shall not constitute "Good Reason" hereunder, but such Participant's shall have the right to resign for Good Reason as a result of any subsequent reduction described above. Notwithstanding the foregoing, if a Participant has entered into an employment agreement with the Company, "Good Reason" shall have the meaning set forth in such agreement as of the date of the Participant's termination.

         (l) "Holdings" means Platinum Underwriters Holdings, Ltd., a Bermuda company.

         (m) "Net Income" means the consolidated net income of the Company for a Plan Year, as reported in the Company's financial statements in accordance with accounting principles generally accepted in the United States, or such other measure of net income as the Committee approves. Net Income may be determined by the Committee after excluding charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, or taking into account such other factors as the Committee deems appropriate in its sole discretion to adjust the measure of Net Income.

         (n) "Net Income Target" means the target amount of consolidated net income of the Company for a Plan Year established by the Committee on a prospective basis.

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         (o)      "Participant" means an employee of the Company who has been granted an Award under the Plan.

         (p) "Participant's Target Bonus" means an amount in U.S. dollars equal to the Target Bonus Percentage of a Participant multiplied by the base salary earned by the Participant during the Plan Year.

         (q) "Performance Bonus Multiplier" means a percentage determined by the Committee by measuring Net Income against the Net Income Target.

         (r) "Plan" means this Platinum Underwriters Holdings, Ltd. Annual Incentive Plan, as it may be amended and restated from time to time.

         (s) "Plan Year" means each calendar year in which the Plan shall be in effect.

         (t) "Restricted Share Unit" means a non-voting unit of measurement based on the Common Shares, which entitles a Participant to receive a payment of cash or Common Shares, as determined by the Committee, with such vesting requirements as may be established by the Committee in an agreement substantially in the form of Exhibit A hereto. Restricted Share Units shall be awarded pursuant to the terms of the Share Incentive Plan, and the number of Restricted Share Units awarded shall be determined by the Committee by dividing the amount of an Award by the Fair Market Value (as defined in the Share Incentive Plan) of the Common Shares as of the date of the Award. Unless otherwise provided, Restricted Share Units shall be treated like Restricted Share Awards under the Share Incentive Plan.

         (u) "Share Incentive Plan" means the Company's 2002 Share Incentive Plan, as it may be amended and restated from time to time.

         (v) "Target Award" means a Participant's Annual Base Salary multiplied by the Participant's Target Bonus Percentage.

         (w) "Target Bonus Percentage" means a percentage of a Participant's Annual Base Salary established for a Participant for a Plan Year.

SECTION 3. PLAN ADMINISTRATION

         (a) Committee Members. The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder. The Committee may delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under this Plan.

         (b) Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the time or times at which

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Awards may be granted, the recipients of Awards, and all other terms of an
Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

SECTION 4. ELIGIBILITY AND PARTICIPATION

         Employees of the Company who hold a position as an officer or manager of the Company shall be eligible to participate in the Plan for a Plan Year. Each such eligible employee who is designated by the Chief Executive Officer of Holdings to receive an Award for a Plan Year shall become a Participant in the Plan with respect to such Plan Year. The Chief Executive Officer of Holdings may also designate persons who become employed, are transferred or are promoted after the beginning of a Plan Year to become Participants in the Plan.

SECTION 5. AGGREGATE BONUS POOL

         The aggregate bonus pool (the "Bonus Pool") shall equal the sum of all Participants' Target Awards multiplied by the Performance Bonus Multiplier, subject to the approval of the Committee and the Board as provided in the Charter. Notwithstanding the foregoing, the Bonus Pool shall in no event be less than $700,000. No Award may be made prior to the approval of the Bonus Pool by the Committee and the Board.

SECTION 6. PAYMENT OF AWARDS

         (a) Awards. Subject to Section 5, the amount of any Award under the Plan for a Participant shall be determined by the Chief Executive Officer of Holdings, except to the extent such determination is required to be made by the Committee or the Board as provided in the Charter.

         (b) Form of Payment. Awards shall be made in cash or in a combination of cash and Restricted Share Units, in accordance with the schedule set forth in Exhibit B hereto, which may be amended in the sole discretion of the Committee at any time.

         (c) Tax Withholding. Any payment under this Plan shall be subject to applicable income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.

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SECTION 7. TERMINATION OF EMPLOYMENT

         (a) Death or Disability. In the event a Participant's employment with the Company is terminated by reason of the Participant's death or Disability, the Chief Executive Officer of Holdings may grant the Participant (or the Participant's estate) a prorated Award based on the period of service during the Plan Year, except to the extent such determination is required to be made by the Committee or the Board as provided in the Charter.

         (b) Other Terminations. Subject to Section 7(a) hereof, if the employment of a Participant with the Company is terminated for any reason, whether by the Participant, with or without Good Reason, or by the Company, with or without Cause, at any time prior to the time determined by the Committee for payment of an Award hereunder, the Award shall be forfeited and automatically be cancelled without further action of the Company.

SECTION 8. CHANGE IN CONTROL

         In the event of a Change in Control of the Company, each Participant shall receive a prorated Award based on the period of service and the Company's consolidated net income through the date of the Change in Control, as determined by the Committee prior to the Change in Control in its sole discretion.

SECTION 9. GENERAL PROVISIONS

         (a) Effective Date. The Plan shall be effective with respect to Plan Years beginning on or after January 1, 2003.

         (b) Amendment and Termination. The Company may, from time to time, by action of the Board, amend, suspend or terminate any or all of the provisions of the Plan, but no such amendment, suspension or termination shall adversely affect the rights of any Participant with respect to Awards then outstanding.

         (c) Coordination with Section 162(m) Plan. All Awards granted under this Plan to Participants who shall also be Participants in the Company's "Section 162(m) Performance Incentive Plan" for a Plan Year shall be subject to the terms and conditions of such plan, and in the event of any conflict, the terms of the Section 162(m) Performance Incentive Plan shall govern and control.

         (d) No Right to Employment. Nothing in the Plan shall be deemed to give any Participant the right to remain employed by the Company or to limit, in any way, the right of the Company to terminate, or to change the terms of, a Participant's employment at any time.

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         (e)      Governing Law. The Plan shall be governed by and construed in accordance with the laws of New York, without regard to choice-of-law rules.

                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.


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                                                                       EXHIBIT A

                         [PLATINUM HOLDINGS LETTERHEAD]

___________, 20__

RE: AWARD AGREEMENT FOR RESTRICTED SHARE UNITS

Dear _________________________:

         In recognition of your performance with Platinum Underwriters Holdings, Ltd. or its subsidiaries (collectively, "Platinum") during 20__, you have been awarded _____ Restricted Share Units ("RSUs") under Platinum's Annual Incentive Plan (the "AIP"). The terms of the AIP are incorporated herein by reference, including the definitions of terms contained in the AIP.

         RSUs are notional units denominated in Common Shares, which represent a nontransferable, unfunded, unsecured deferred compensation obligation of Platinum. An RSU will accrue dividends at the same time and in the same amount as dividends are paid on a Common Share. RSU dividends will be credited to you as additional RSUs calculated at the price per Common Share on the date the dividends are paid, rounded up in the nearest whole RSU. Please note, however, that an RSU may not be sold, assigned, transferred, encumbered, hypothecated or pledged by you. In addition, RSUs do not have any voting rights.

         On the Exchange Date (as defined below), Holdings will issue to you one Common Share for each of your RSUs, reduced by an amount in cash equal to your tax withholding obligation, if applicable; provided, however, that upon a Change in Control, Platinum will pay you on the date of the Change in Control an amount in cash equal to the number of your RSUs multiplied by the Fair Market Value of the Common Shares on the date of such Change in Control, subject to applicable withholding. If your employment with Platinum terminates prior to the Exchange Date, however, your RSUs will be forfeited; except in the event that (i) your employment with Platinum has terminated because of your death or Disability or
(ii) your employment with Platinum has been terminated by you for Good Reason or by Platinum without Cause. The "Exchange Date" is the earlier of (i) the date that is 6 months from the date hereof or (ii) the first business day which is 15 days after the date of your death or Disability or termination by you for Good Reason or by Platinum without Cause, or such other date as may be agreed to by you (or your beneficiaries) and Platinum.

         This agreement shall be governed by and construed in accordance with the laws of New York, without regard to choice-of-law rules.

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                                       PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                       By: _____________________________________

Agreed and accepted:

By: ______________________________________
    Name:

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                                                                       EXHIBIT B

                           SCHEDULE OF PAYMENT METHODS

                                  Percentage of Award Paid             Percentage of Award Paid in
    Participant's Title                  in Cash                          Restricted Share Units
---------------------------   --------------------------------   ---------------------------------------
Vice President and below                   100%                                    0%

Senior Vice President         (1)  100% for Awards up to         (1)  0% for Awards up to Participant's
                                   Participant's Target Bonus         Target Bonus

                              (2)  50% for Awards in excess of   (2)  50% for Awards in excess of
                                   Participant's Target Bonus         Participant's Target Bonus

Executive Vice President      (1)  75% for Awards up to          (1)  25% for Awards up to Participant's
                                   Participant's Target Bonus         Target Bonus

                              (2)  50% for Awards in excess of   (2)  50% for Awards in excess of
                                   Participant's Target Bonus         Participant's Target Bonus

Chief Executive Officer and                    50%                                    50%
Chief Underwriting Officer